UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

MBT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 East Front Street, Monroe, Michigan	48161

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 5.07.     Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of the Company was held on May 4, 2017.

(b)

There were 22,856,143 shares eligible to vote, and 19,690,023 shares, or 86.1% of the outstanding shares, were present in person or by proxy at the meeting. The following proposals were submitted by the Board of Directors to a vote of the shareholders:

Proposal 1. Election of Directors. The following individuals were elected to serve as directors until the 2018 Annual Meeting of Shareholders:

Director	Votes "FOR"	Votes "WITHHELD"	Broker Non-Votes
Kristine L. Barann	14,132,846	530,775	5,026,402
Peter H. Carlton	14,230,253	433,368	5,026,402
H. Douglas Chaffin	14,249,077	414,544	5,026,402
Joseph S. Daly	11,118,870	3,544,751	5,026,402
James F. Deutsch	14,271,774	391,847	5,026,402
Michael J. Miller	14,216,723	446,898	5,026,402
Tony Scavuzzo	14,267,837	395,784	5,026,402
Debra J. Shah	14,255,952	407,669	5,026,402
John L. Skibski	14,034,953	628,668	5,026,402
Joseph S. Vig	14,129,078	534,543	5,026,402

Proposal 2. Ratification of the appointment of Plante & Moran, PLLC as the independent auditors of the Corporation for the 2017 fiscal year. This proposal received the following votes:

Proposal 2	For	Against	Abstain
	19,509,097	124,411	56,515

Based on the votes set forth above, the proposal received the required majority of the votes cast and therefore was approved.

Proposal 3. Advisory vote to approve executive compensation. This proposal received the following votes:

Proposal 3	For	Against	Abstain	Broker Non-Votes
	13,963,408	638,374	61,839	5,026,402

Based on the votes set forth above, the shareholders advise the board that they approve of the executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: May 4, 2017	By:	/s/ John L. Skibski
John L. Skibski
Executive Vice President and
Chief Financial Officer